Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fibrocell Science, Inc.
Exton, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Fibrocell Science, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 4, 2016